Reliability Incorporated To Acquire Intelligent Quality Solutions Inc.

Rockville, Md., November 22, 2019 –Reliability Incorporated (OTC: RLBY) (“Reliability”) today announced that its wholly owned subsidiary, The Maslow Media Group, Inc. (“Maslow”), has entered into a definitive agreement, effective December 1, 2019, to acquire the assets of Intelligent Quality Solutions Inc. (“IQS”), a leader in business enterprise software testing based in Plymouth, MN, from Vivos Holdings Inc. (“Vivos”).IQS was founded in 2005 as an IT consulting company focusing exclusively on staff augmentation in support of client software testing needs. IQS has since evolved into a full service Software Quality Management solutions provider, offering a wide range of Quality Management services, from our forward leaning approach to outsourcing testing with our OASIS (Offshore Alternative, Smart In Sourcing) TaaS (Testing as a Service) model, to defining and implementing an automated test solution leveraging our documented and proven automation framework, to providing seasoned QA professional to augment your staff.

In exchange for the purchased IQS assets, Reliability agreed to pay Vivos an amount equal to 4.5 trailing twelve months EBITDA generated by the transferred assets, reduced by a working capital shortfall adjustment, if any, which totaled $1.4 million as of the date of the purchase agreement. The Purchase Price will be applied, at closing to reduce the existing debt owed by Vivos Holdings, LLC, a Virginia limited liability company (“VHLLC”).

Nick Tsahalis, President of Reliability, stated, “Adding IQS gives us a foundation of building out synergistic packaged IT solutions with expert staffing capabilities. We believe that this acquisition supports the strategic expansion of our services portfolio and further strengthens our ability to deliver comprehensive solutions for our business partners.”

IQS Founder and CEO Steve Crowell, said, “We are excited to be part of the Maslow and Reliability umbrella as we believe our ability to expand our geographic reach will be dramatically enhanced. Maslow has proven itself over a 30-year period to be an incredible organization and I look forward to the positive impact we can make together for our customers around the world.”

IQS will operate under Maslow Media Group, a wholly owned subsidiary of Reliability.

The closing of the acquisition is scheduled for December 1, 2019 as due diligence has already been completed.

About Us

Reliability, Incorporated, through its subsidiary, The Maslow Media Group, Inc., is an established, U.S.-based provider of human capital management and media staffing solutions that leverage tight integration with customer systems using secure, cloud-based technology. Reliability is building a synergistic portfolio of staffing and technology companies to compliment related services and solutions. Services offered include providing on-shore and off-shore project resources, staffing and recruiting, managed services, serving as the employer of record, providing a complete suite of outsourced HR functions such as background checks, payroll management and benefits administration, and offering off-site quality management testing. Target markets include businesses in the aerospace, A&D, automotive, education, insurance, investment banking, information technology, media, oil & gas, and telecom industries, and federal, state and local governments. For additional information visit www.maslowmedia.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results, reverse merger and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although Reliability believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. Reliability undertakes no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

Investor Relations Contact
Andrew Barwicki
516-662-9461 / Andrew@barwicki.com